FINANCIAL GUIDANCE SUMMARY
Exhibit 99.3
WebMD Health Corp
2009 Financial Guidance
(in millions, except per share amounts)

	Quarterly period ending,					Year Ending
	March 31, 2009	June 30, 2009	September 30, 2009	December 31, 2009		December 31, 2009
	Actuals	Actuals	Actuals	Guidance Range		Guidance Range
Revenue	$90.3	$98.6	$111.6	$129.5	$139.5	$430.0	$440.0

Earnings before interest, taxes, non-cash and other items (“Adjusted EBITDA”) (a) (d)	$15.3	$20.0	$30.5	$40.0	$45.0	$105.8	$110.8

Adjusted EBITDA per diluted share	$0.34	$0.43	$0.63	$0.68	$0.76	$2.12	$2.22

Interest, taxes, non-cash and other items (b)
Interest income	2.3	2.0	1.8	1.5	2.0	7.6	8.1
Interest expense	(6.5)	(5.8)	(5.5)	(5.6)	(5.6)	(23.4)	(23.4)
Depreciation and amortization	(7.1)	(7.0)	(7.1)	(8.0)	(7.5)	(29.2)	(28.7)
Non-cash stock-based compensation	(9.2)	(9.4)	(9.2)	(9.5)	(9.0)	(37.3)	(36.8)
Non-cash advertising	(1.8)	—	—	—	—	(1.8)	(1.8)
Gain on repurchases of convertible notes	6.6	3.5	—	—	—	10.1	10.1
Income tax benefit (provision) (c)	1.2	(0.7)	(5.4)	(10.5)	(13.8)	(15.4)	(18.7)
Other expenses	(0.3)	(0.6)	(0.1)	—	—	(1.0)	(1.0)

Consolidated income from continuing operations before minority (non-controlling) interest	$0.5	$2.0	$5.0	$7.9	$11.1	$15.4	$18.6

Income (loss) from continuing operations attributable to Company shareholders (e)	$(0.2)	$0.7	$2.9	$7.4	$10.1	$10.8	$13.5

Income (loss) from continuing operations per share:
Basic	$(0.00)	$0.02	$0.06	$0.13	$0.18	$0.23	$0.28
Diluted	$(0.00)	$0.01	$0.05	$0.13	$0.17	$0.22	$0.27

Weighted-average shares outstanding (f):
Basic	45.2	45.6	46.1	55.0	55.0	48.0	48.0
Diluted	45.2	46.7	48.6	59.0	59.0	49.9	49.9

Pro-forma share information (g)
Pro-forma consolidated income from continuing operations before minority (non-controlling) interest per share:
Basic	$0.01	$0.04	$0.09	$0.14	$0.19	$0.28	$0.33
Diluted	$0.01	$0.03	$0.08	$0.13	$0.18	$0.26	$0.32

Pro-forma Adjusted EBITDA per diluted share	$0.27	$0.35	$0.51	$0.66	$0.74	$1.81	$1.90

Pro-forma weighted-average shares outstanding:
Basic	54.7	55.2	55.8	57.0	57.0	55.7	55.7
Diluted	56.2	57.1	59.4	61.0	61.0	58.4	58.4
WebMD and HLTH completed their merger on October 23, 2009. The applicable accounting treatment for the merger results in HLTH being treated as the acquiring entity and, as a result, the pre-acquisition consolidated financial statements of HLTH will become the historical financial statements of WebMD beginning with reporting for the fourth quarter of 2009. The March, June and September 2009 quarterly information presented above, reflect HLTH’s historical financial information, after adjustment for share and per share data based on the merger exchange ratio. Also presented above is pro-forma share information, presenting the effect of the merger as if it occurred as of January 1, 2009.

(a)	See Annex A — Explanation of Non-GAAP Financial Measures

(b)	Reconciliation of Adjusted EBITDA to consolidated income from continuing operations

(c)	The income tax provision excludes any benefit relating to any reversal in 2009 of the valuation allowance against deferred tax assets

(d)	Includes HLTH expenses previously categorized as ‘Corporate’ of $3.4, $3.2 and $2.6 for the March, June and September 2009 quarters, respectively

(e)	Represents income (loss) from continuing operations, net of minority (non-controlling) interest of HLTH for periods prior to the merger

(f)	Represents historical share information of HLTH, adjusted for the .4444 merger exchange ratio

(g)	Pro-forma weighted-average shares outstanding and related pro-forma share information assumes the merger took place on January 1, 2009 as follows:

•   Decreasing shares outstanding for the elimination of WebMD’s 48.1 million Class B shares which have been retired

•   Increasing basic shares outstanding for HLTH’s common shares which have been converted to WebMD shares based on the .4444 merger exchange ratio

•   Increasing diluted shares outstanding for HLTH’s stock options which have been converted to WebMD options based on the .4444 merger exchange ratio

The above December 2009 quarter and full year guidance excludes a gain related to the sale of our Porex business and a charge related to the merger and other actions, which include severance and related expenses.